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                                                                    EXHIBIT 99.3

                                     PROXY
                     FIRST NATIONAL FINANCIAL CORPORATION
                               2627 DAWSON ROAD
                          ALBANY, GEORGIA 31707-1748
                           Telephone: (912) 888-5600

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF FIRST NATIONAL FINANCIAL CORPORATION

     The undersigned hereby appoints Raymond B. Phillips and Glenn A. Kirbo, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of First National Financial Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held on _____________, 1996, or any adjournment or postponement thereof, on the following matters:

     1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BETWEEN FIRST NATIONAL FINANCIAL CORPORATION AND ABC BANCORP PROVIDING FOR THE MERGER OF FIRST NATIONAL FINANCIAL CORPORATION WITH AND INTO ABC BANCORP.

          FOR ___________   AGAINST ___________   ABSTAIN _______

     2. In their discretion upon such other business as may properly come before the Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.
                                             ---

     Please sign exactly as name appears on stock certificate(s). If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ___________________    ______________________________________________
                                         (Signature)

                              ______________________________________________
                                    (Signature if held jointly)

                              Your vote is important.
                              Please mark, sign, date and
                              return this Proxy promptly,
                              using the enclosed envelope.

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